EXHIBIT 99.1



                              FOR IMMEDIATE RELEASE

                       Phoenix, Arizona - April 9th, 2003


On Wednesday, April 16th, 2003, Knight Transportation, Inc. ("Knight" or "the Company") will release first quarter earnings after the close of the market. Knight will be holding a live conference call with certain financial analysts to discuss the earnings release, the results of operations, and other matters on Thursday, April 17th, 2003, at 1:00 p.m. PST, or 4:00 p.m. EST. (Please note that, since the call will begin promptly at 1:00 p.m., you will need to join a few minutes prior to that time.)

The public will be able to listen and participate in the conference telephonically by dialing 1-800-915-4836. The Conference Leader's Name (KEVIN KNIGHT). Please ask to be joined to the Knight Transportation Earnings Release call. An audio replay of the conference will be posted on the Company's Web site
for        seven        (7)        days         after        the         meeting
(www.knighttransportation.com/investor/audio.cfm). In order to listen to the replay, you will need a PC that is Internet enabled and have Real Player software and an Internet browser such as Netscape or Microsoft Internet Explorer.


THE COMPANY ASSUMES NO RESPONSIBILITY TO UPDATE ANY INFORMATION POSTED ON ITS WEB SITE.

The conference may contain forward-looking statements made by the Company that involve risks, assumptions and uncertainties that are difficult to predict. Investors are directed to the information contained in Item 7 ("FACTORS THAT MAY AFFECT FUTURE RESULTS") of Part II of the Company's Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission, for a discussion of the risks that may affect the Company's future operating results. Actual results may differ.